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                                                                  Exhibit 10.36

                               SUBLEASE AGREEMENT

     This Sublease Agreement made as of October 31, 2005 between Rx Solutions, Inc. a Florida corporation having a usual place of business at 13101 Telecom Drive, Temple Terrace, Florida 33637 ("TENANT"), and Clayton Services Inc., a Delaware corporation having a usual place of business at 2 Corporate Drive, Shelton, CT 06484 ("SUBTENANT"). This Sublease Agreement shall be referred to herein as the "SUBLEASE".

Whereas, by a certain Office Lease Agreement dated December 11, 1996, as amended by First Amendment to Office Lease dated April 28, 1997 (such lease, as it has been or may be further amended, and including any rules or regulations that have been or may be promulgated thereunder, being referred to herein as the "MAIN LEASE," a copy of which is attached hereto as EXHIBIT
A), Glenborough Properties, L.P., a California limited partnership, as successor in interest to Opus South Corporation, a Florida corporation, ("Lessor") leased certain space in the Office Complex (as defined in the Main Lease) to Employers Insurance Company of Wausau, a Wisconsin corporation f/k/a Employers Insurance of Wausau A Mutual Company having a usual place of business c/o Liberty Mutual Insurance Company at 175 Berkeley Street, Boston, Massachusetts 02117 ("Landlord") for a term commencing on or about July 17, 1997, and ending on August 31, 2007, in accordance with the Preamble and
Article I of the Main Lease; and

Whereas, by a certain Sublease Agreement dated June 20, 2000 as amended by First Amendment of Sublease dated June 20, 2001 (the "First Amendment") and by Second Amendment of Sublease dated January 1, 2002 (the "Second Amendment") (such lease, as it has been or may be further amended, and including any rules or regulations that have been or may be promulgated thereunder, being referred to herein as the "MAIN SUBLEASE." a copy of which is attached hereto as EXHIBIT B), Landlord subleased certain space (the "TENANT'S PREMISES") in the office complex located at 13101 Telecom Drive, Tampa Telecom Park, Temple Terrace, Florida (the "OFFICE COMPLEX"), to Tenant for a term ending on August 30, 2007, and;

     Whereas, Tenant has agreed to sublease to Subtenant, pursuant to the provisions of this Sublease, an area comprising approximately 8,846 rentable square feet of space and more particularly shown on the plan attached hereto as EXHIBIT C (such subleased portion of the Tenant's Premises being referred to herein as the "PREMISES") within a portion of the Tenant's Premises, which consists of 19,525 rentable square feet located within the Office Complex. Tenant and Subtenant agree that the recitals above are true and correct as of the date hereof.

     Now, therefore, it is agreed between the parties hereto as follows:

     1. AGREEMENT TO SUBLEASE FOR TERM. Tenant hereby subleases to Subtenant, and Subtenant hereby takes and subleases from Tenant, the Premises for a term of approximately twenty-three (23) months, beginning the date upon which Subtenant occupies all or any portion of the Premises for the conduct of Subtenant's business (the

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"Commencement Date") and ending August 30, 2007. Tenant shall have no obligation to perform any work to prepare the Premises for Subtenant's occupancy of the Premises and Subtenant shall accept the Premises in "as is" condition, except as otherwise provided herein.

     2.   INCORPORATION OF MAIN LEASE AND MAIN SUBLEASE.

     a. Subtenant acknowledges that it has had a complete opportunity to review the Main Lease and Main Sublease. Except as otherwise expressly provided in this Sublease, the provisions of the Main Lease and Main Sublease are incorporated into and made a part of this Sublease as they relate to the Premises and also to the Office Complex and any land on which the Office Complex is located (the "LAND" and, together with the Office Complex, the "PROPERTY") which serve or are available to occupants of the Premises pursuant to the Main Lease and/or Main Sublease. The provisions of the Main Lease and Main Sublease which are so incorporated into this Sublease pursuant to the preceding sentence shall, coincident with their incorporation, be amended so that references in the Main Lease to "Lessor" and "Lessee" shall be deemed to refer in this Sublease to Tenant and Subtenant, respectively, and references in the Main Sublease to "Tenant" and "Subtenant" shall be deemed to refer in this Sublease to Tenant and Subtenant, respectively, unless the context indicates that such amendment should not be made or such amendment would have an illogical effect on the provision being so amended. All uses of the term "Sublease" in this Sublease shall be regarded as referring to this Sublease, into which the Main Lease and Main Sublease have been so incorporated. Subtenant hereby covenants to Tenant and, if Lessor and Landlord have consented to this Sublease, to Lessor and Landlord that, except as may be otherwise expressly provided in this Sublease, Subtenant is bound by, shall comply with, and shall faithfully perform all of the obligations of Tenant (as Lessee) under the Main Lease and Main Sublease that are incorporated into this Sublease. The relationship between, and rights of, Subtenant and Tenant shall, except as may be otherwise expressly provided in this Sublease, be governed by the Main Lease and Main Sublease, and, without limiting the generality of the foregoing, Tenant shall have all of the rights granted to Lessor under the Main Lease and Main Sublease and be entitled to exercise such rights with respect to the enforcement of the provisions of this Sublease and the termination of this Sublease. Notwithstanding the foregoing, Tenant agrees not to enter into any amendment of the Main Sublease which would materially and adversely increase Subtenant's obligations hereunder or materially and adversely affect Subtenant's rights hereunder.

     b. Notwithstanding any of the foregoing provisions of this Sublease to the contrary, the following provisions of the Main Lease are not incorporated into or made a part of this Sublease: Page 1 of the Main Lease; ARTICLE I - Base Rent; ARTICLE II - Additional Rent; ARTICLE IV - Possession of Premises; ARTICLE X -Assignment and Subletting; ARTICLE XVI(A), (C) and (V) - Miscellaneous;
ARTICLE XVII - Miscellaneous Taxes; ARTICLE XXI - Tenant Improvements; ARTICLE XXII - Base Building; ARTICLE XXIII - Option to Renew; ARTICLE XXIV - Expansion Space Construction; ARTICLE XXVI - Arbitration; ARTICLE XXVIII - Signage;
ARTICLE XXX - Early Occupancy Rent; ARTICLE X and ARTICLE XXXII - Additional

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Provisions Regarding Assignment and Subletting; ARTICLE XXXIX - Self Insurance;
ARTICLE XXXIII - Property Acquisition Contingency; ARTICLE XXXIV - Confirmation of Occupancy Date and Base Rent Commencement Date; ARTICLE XL - Rooftop Antenna or Dish; ARTICLE XLI - Lessee's Termination Option; ARTICLE XLII - Carpet Cleaning; and Sections 4, 5, 6, 7, 10, 11 and 13 of First Amendment.

     3. SUBORDINATION TO MAIN LEASE AND MAIN SUBLEASE AND CONFLICTS. Notwithstanding any other provisions of this Sublease to the contrary, this Sublease, and the interest of Subtenant in the Premises under this Sublease, shall in all respects be subject and subordinate to all of the provisions of the Main Lease and Main Sublease. To the extent that any provision of this Sublease modifies or differs from any of the provisions of the Main Lease and/or Main Sublease, the provisions of this Sublease shall be controlling, provided, however, that if any provision of this Sublease violates the Main Lease and/or Main Sublease, or asserts authority in one of the parties beyond the authority provided to such party by the Main Lease and/or Main Sublease, the provisions of the Main Lease and Main Sublease (as applicable) shall be deemed to limit the provisions hereof. Nothing in this section shall, however, be deemed to confer upon Subtenant any greater rights than those set forth in this Sublease or to limit any of Subtenant's obligations under this Sublease. All of the rights granted to Subtenant under this Sublease are limited to the extent that Tenant has reserved those rights in the Main Sublease. Tenant and Landlord are hereby vested with full power and authority to subordinate Subtenant's interest in the Premises under this Sublease to any mortgage, deed of trust, ground or underlying lease, or other lien or interest hereafter placed on the Premises, and Subtenant shall, upon demand by Tenant, execute such reasonable further instruments to effect such subordination as Tenant or Landlord may request.

     4. TERMINATION OF MAIN LEASE, THE MAIN SUBLEASE AND SUBLEASE. If this Sublease has not previously terminated by its terms, this Sublease shall terminate upon the termination of the Main Lease or the Main Sublease whichever may occur first. If the Main Lease or Main Sublease shall terminate for any reason during the term of this Sublease, this Sublease shall simultaneously terminate on the date of such termination of the Main Lease or Main Sublease with the same force and effect as if such termination date had been specified herein as the termination date hereof.

     5.   RENT.

     a. Except as otherwise expressly provided in this Sublease, commencing on and as of the Commencement Date, and continuing throughout the term of this Sublease, Subtenant shall pay to Tenant, as rent, base rent (the "BASE RENT") in accordance with the schedule set forth below as part of this subsection. Except as otherwise provided in this Sublease, Base Rent and the sales tax thereon shall be the only monetary payments due hereunder from Subtenant. Unless Tenant instructs Subtenant otherwise in writing, Subtenant shall make such payments in advance on or before the 25th day of the preceding month for which rent is being paid (unless the 25th day of the month is a Saturday, Sunday or legal holiday in which case such payment shall be made on the immediately preceding business day). Subtenant shall make such payments without

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notice, demand, abatement, deduction, counterclaim, or setoff, except as otherwise provided herein.

                               BASE RENT SCHEDULE

          ANNUAL BASE RENT.
               $19.50 per rentable square foot from the Commencement Date to 9/30/06;
               $20.00 per rentable square foot for the period 10/1/06 to 8/30/07.

     b. ADDITIONAL CHARGES. The Rental Rate shall be "full service" and "gross", inclusive of all operating expenses, insurance charges (except as described in Paragraph 14 herein), real estate taxes and other charges. Subtenant shall not be responsible for any operating expenses, insurance charges, real estate taxes or other charges. Notwithstanding the foregoing, in addition to the Rent, Subtenant shall be responsible for the payment of sales tax on rental payments, currently 7%, as determined by the applicable governmental agency.

     c. SECURITY DEPOSIT. Subtenant shall pay Tenant a security deposit in an amount equal to two (2) months rent, plus State Sales Tax of 7%. This Deposit, $30,761.97, is due and payable prior to the Commencement Date. The Deposit will be made payable to RxSolutions, Inc. and held in an Escrow Account to be determined by the Tenant. The Deposit shall be returned to Subtenant upon expiration or termination of this Sublease, provided that Subtenant is in full compliance with all its obligations under the Sublease. The Deposit shall be applied to any sums due and owing by Subtenant to Tenant pursuant to the terms of this Agreement upon expiration or termination of this Agreement.

     d. LATE PAYMENT. The late payment provisions of the Main Lease as adopted in the Main Sublease shall apply to any payments that are deemed hereunder to be rent and that arrive later than the last day on which rent may be paid by Tenant under the Main Sublease without incurring a late payment penalty or other charge of any kind under the Main Lease.

     e. PAYMENT. Except as otherwise expressly provided in this Sublease, all payments to be made by Subtenant pursuant to this Sublease shall be made to Tenant in United States legal tender and addressed to Rx Solutions, Inc. a Florida Company, at P.O. Box 16688, Tampa, Florida 33687.

     f. OTHER. The Premises shall be delivered vacant to Subtenant, in broom clean condition and with all utilities stubbed to the Premises. All existing furniture and equipment shall be removed by Tenant prior to the Commencement Date.

     6. DELIVERY OF POSSESSION AND ADJUSTMENT OF TERM. Notwithstanding any other provisions of this Sublease to the contrary, if for any reason whatsoever, Tenant is

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unable to deliver possession of the Premises to Subtenant by 11/21/05, then (a)
Tenant shall not be liable to Subtenant for any direct or indirect damages or expenses, including without limitation consequential damages, incurred by Subtenant which arise out of such inability to so deliver possession by 11/21/05, (b) this Sublease shall remain in full force and effect, (c) the Commencement Date shall automatically be adjusted to the date on which Tenant delivers possession of the Premises to Subtenant, and (d) Tenant shall use reasonable efforts to deliver possession of the Premises to Subtenant on the earliest possible date. Notwithstanding the foregoing, if the Premises have not been delivered to Subtenant in the condition required herein by 11/21/05, then Subtenant shall have the right to terminate this Sublease upon written notice, and in such event Tenant shall immediately return to Subtenant the Deposit and all other monies deposited with Tenant

     7. USE OF PREMISES. Subtenant shall use the Premises for office purposes and for no other purpose, subject to all covenants and agreements set forth herein and in the Main Lease and Main Sublease.

     8. PARKING. Subtenant shall have the right to use 44 parking spaces. All parking hereunder shall be on a non-reserved basis in common with others.

     9. SUBTENANT IDENTIFICATION. Tenant shall request of Landlord that Subtenant's name to be included, in the Office Complex-standard format, in the Office Complex directories maintained by Lessor for the identification of the Office Complex's occupants.

     10. CONDITION OF PREMISES AND IMPROVEMENT WORK. Subtenant takes the Premises in "as is" condition, and Tenant does not warrant or make any representation concerning the adequacy or sufficiency for Subtenant's present or future purposes of the Premises, the Office Complex, any improvements in or to the Premises or the Office Complex, any common areas in or appurtenant to the Office Complex, any equipment, facilities, fixtures, or furnishings in the Premises or the Office Complex, or the real estate of which the aforementioned items constitute a part. Subtenant shall be responsible, at its sole expense, for any improvement work that it may require on or relating to the Premises, including without limitation the construction of walls in or entrances to the Premises. Subtenant may not undertake any improvement work on or relating to the Premises, including without limitation any construction activities, except in compliance with this Sublease, the Main Sublease and the Main Lease, and Subtenant shall in each instance perform such work only after having obtained both of the individual prior written consents of Tenant, Landlord and Lessor to all plans, drawings, and specifications relating to such work.

     11. MAINTENANCE OF PREMISES. Subtenant shall, at its sole expense, keep the Premises and the equipment, facilities, fixtures, and furniture therein neat, clean, and in as good condition and repair as when Subtenant first was granted access to the Premises, reasonable wear and tear excepted, and shall perform all non-monetary obligations of Tenant under the Main Lease and Main Sublease with respect to Subtenant's activities in

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and about the Premises and the Office Complex. Except as otherwise expressly provided in this Sublease and Main Sublease, (a) Tenant shall not now or at any time in the future be required to make any expenditure whatsoever with respect to the Premises and does not assume any obligation to perform the terms, conditions, or covenants that are, under the Main Lease, to be performed by Lessor, and (b) if Lessor should fail to perform any of such terms, conditions, or covenants, Tenant shall be under no obligation or liability whatsoever to Subtenant arising out of such failure to perform by Lessor.

     12. TENANT'S OBLIGATIONS LIMITED. The Main Lease specifies certain obligations, representations, and warranties of Lessor thereunder. Notwithstanding the incorporation of the Main Lease into this Sublease as provided elsewhere herein or any other provisions of this Sublease to the contrary, (a) Tenant is not obligated to perform, or guarantee the performance by Lessor of, Lessor's obligations under the Main Lease, including Lessor's obligations pursuant to Article VI (Insurance) of the Main Lease, and Lessor's representations and warranties in the Main Lease are not to be considered the representations and warranties of Tenant under this Sublease, (b) Tenant shall have no liability for any damage, loss, claim, liability, or expense arising out of the failure of Lessor and/or Landlord to perform its obligations under the Main Lease and/or Main Sublease, the breach by Lessor and/or Landlord of its/their representations and warranties under the Main Lease and/or Main Sublease, the acts or omissions of Lessor and/or Landlord, or any other circumstance or event beyond Tenant's control. Upon written notice from Subtenant to Tenant of Lessor and/or Landlord's failure to so perform its obligations or of Lessor and/or Landlord's breach of such representations and warranties, Tenant shall notify Lessor and/or Landlord to that effect and demand Lessor and/or Landlord's performance or rectification of such breach. Tenant shall have no further obligation beyond making demands as aforesaid. Tenant shall have no obligation to Subtenant for any default under this Sublease that results from the default or any other act of Lessor and/or Landlord under the Main Lease and/or Main Sublease. The performance by Tenant of its obligations hereunder shall be conditioned upon the performance by Lessor and Landlord of their obligations under the Main Lease and Main Sublease, respectively, to the extent reasonably required. In any circumstance in which Tenant's consent is required under this Sublease and Tenant has agreed herein not to unreasonably withhold or delay such consent, and in which a corresponding consent of Lessor and/or Landlord is required pursuant to the Main Lease and/or Main Sublease in order to avoid having the Tenant's consent constitute a breach of the Main Lease, then Tenant shall not be deemed to have unreasonably withheld or delayed its consent if such corresponding consent of Lessor and/or Landlord has not been obtained.

     13. NOTICE FROM LESSOR OR LANDLORD OF DEFAULT. If Tenant shall receive notice from Lessor or Landlord of any default occurring under the Main Lease with respect to the Premises or if there is a default by Subtenant hereunder, Tenant shall notify Subtenant of such default and provide Subtenant with a period from the date of such notification by Tenant in which to cure such default, which period shall be three (3) business days for a monetary default and eight (8) business days for a non-monetary default, provided that if such violation or failure is not susceptible of being cured or corrected within the aforesaid eight (8) business day period, then if Subtenant shall have

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commenced such cure within the aforesaid eight (8) business day period and diligently and continuously prosecutes same to completion, Subtenant shall have such additional time as Subtenant may reasonably require to complete such cure, unless Lessor, Landlord or Tenant reasonably determines that such additional time would materially jeopardize the Premises, the Tenant's Premises, Office Complex or any other tenant of the Office Complex, in which event Lessor, Landlord or Tenant may require Subtenant to complete such cure within the aforesaid eight (8) business day period. If any such default by Subtenant remains uncured after Tenant has given Subtenant notice and an opportunity to cure as aforesaid, Landlord and/or Tenant shall have, in addition to any other rights and remedies available to Landlord and/or Tenant, the right but not any obligation to cure such default and recover from Subtenant all expenses, including without limitation reasonable attorneys' fees, incurred by Landlord and/or Tenant in connection with such cure, together with interest thereon until paid at the maximum rate permitted under applicable law. In the event of such an uncured default by Subtenant, Landlord and/or Tenant also shall have all of the rights and remedies in its dealings with Subtenant as Lessor has under the Main Lease and Landlord under the Main Sublease, including without limitation Article XIV of the Main Lease, in its dealings with Landlord in the event of a default by Landlord under the Main Lease.

     14. INSURANCE. Subtenant shall, at its sole expense, obtain and maintain insurance policies, issued by insurers acceptable to Landlord and Tenant and authorized to do business in the State of Florida, which provide the types and amounts of insurance coverage that Landlord is required to obtain and maintain under the Main Lease. Subtenant shall use the proceeds of such policies in the manner required of Landlord under the Main Lease. Subtenant shall name Tenant, Landlord, and Lessor as additional named insureds under all such policies. Such policies shall be primary and non-contributing with any insurance maintained by Tenant and shall provide that they shall not be canceled or modified without thirty (30) days' prior written notice to Tenant. A certificate of the insurer evidencing the existence and amount of each of such required insurance policies shall be delivered by Subtenant to Landlord and Tenant before the date on which Subtenant is first given access to or possession of the Premises, and thereafter within twenty (20) days after any written request from Lessor, Landlord or Tenant (but in no event more than twice per calendar year). With respect to each of such required insurance policies, Subtenant shall provide Lessor, Landlord and Tenant with proof of renewal or qualified replacement insurance policies at least ten (10) days before termination of the insurance policy that was previously in effect. All of such insurance policies shall be maintained throughout the term of this Sublease.

     15. COMPLIANCE WITH LAWS. Subtenant shall use the Premises only in a manner that is in compliance with all of the requirements with respect to the Premises which are imposed or issued by (a) governmental authorities that have jurisdiction over the Premises, and/or (b) insurance companies that have issued insurance policies covering the Premises and/or persons using or anticipated to use the Premises. Subtenant shall indemnify Landlord and Tenant against, and hold Landlord and Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of Subtenant's failure to comply with this section.

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     16.  NO WASTE OR NUISANCE. Subtenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other action which may disturb the quiet enjoyment of any other tenant or occupant in the Office Complex.

     17. HAZARDOUS WASTE. Subtenant's use of the Premises shall not involve or result in the use, generation, manufacture, transportation, storage, handling, or disposal of, or the performance of any activity in connection with, any "hazardous substance" or "hazardous waste", as these terms are defined under federal, state, and local laws and regulations, of types or in quantities that
(a) are not permitted under applicable laws and regulations, or (b) would, under such laws and regulations, subject Landlord, Tenant or the Premises to any claim or liability, including without limitation any damages, penalties, or fines, or any liens on the Premises or the Office Complex or any part thereof. Subtenant shall indemnify Landlord, Tenant and Lessor against, and hold Landlord, Tenant and Lessor harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of any claim or charge made by federal, state, or local government entities or private parties concerning violations and/or alleged violations of such laws and regulations or any related applicable court orders or common law which were caused or alleged to be caused by Subtenant or its officers, employees, contractors, agents, or invitees in connection with the use of the Premises by such party or parties.

     18. DEFAULT BY SUBTENANT. Subtenant shall do nothing that will subject the Main Lease or Main Sublease to termination by Lessor or Landlord, respectively, under the provisions of the Main Lease or Main Sublease. If Subtenant is in default under the provisions of the Main Lease and/or Main Sublease, Landlord and/or Tenant shall be entitled, but not obligated, to cure such default on behalf of and for the account of Subtenant, in which case all damages and expenses, including without limitation reasonable attorneys' fees, incurred by Landlord and/or Tenant in connection with such cure, together with interest thereon until paid at the maximum rate permitted under applicable law, shall be paid by Subtenant to Landlord and/or Tenant, as applicable, immediately upon Landlord and/or Tenant's demand therefor. By so curing any such default of Subtenant on behalf of and for the account of Subtenant, neither Landlord nor Tenant shall not be deemed to have waived any of its/their rights or released Subtenant from any of its obligations under this Sublease. Landlord and/or Tenant shall, however, also be entitled to cure such default on its/their own account to preserve its/their interest in and under the Main Lease and/or Main Sublease, and may terminate this Sublease by reason of such default of Subtenant if Subtenant does not pay to Landlord and/or Tenant, as applicable, all damages and expenses, including without limitation reasonable attorneys' fees, incurred by Landlord and/or Tenant in connection with such cure, together with interest thereon until paid at the maximum rate permitted under applicable law, within ten (10) days after demand therefor. In the event that the Main Lease is terminated by Lessor, or the Main Sublease is terminated by Landlord by reason of Subtenant's default, Subtenant shall indemnify Landlord and Tenant respectively against, and hold Landlord and/or Tenant harmless from, all damages and expenses that Landlord and/or Tenant may become liable to pay under the Main Lease resulting from such

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default, plus all other reasonable out-of-pocket expenses relating thereto, including without limitation reasonable attorneys' fees.

     19. LANDLORD AND TENANT'S RIGHT OF ENTRY. In addition to any right of entry to the Premises that Lessor, Landlord and/or Tenant may have under the provisions of the Main Lease and/or Main Sublease, Landlord and Tenant reserve the right to enter the Premises during regular business hours from time to time to determine whether Subtenant is in compliance with this Sublease. Subtenant releases Landlord, Tenant and their officers, employees, contractors, agents, and invitees from any claim or liability for injury to persons (including without limitation death) or property damage arising out of the functioning or malfunctioning of any equipment or other property installed on the Premises by Subtenant, including without limitation any security system.

     20. SUBLEASING, ASSIGNMENT, OR TRANSFER. Subtenant shall not have the right to sublease, assign, or transfer the Premises or any portion thereof, and shall not suffer or permit the Premises or any portion thereof to be subleased, assigned, or transferred by operation of law or otherwise.

     21. INDEMNIFICATION. Subtenant shall indemnify Landlord and Tenant against, and hold Landlord and Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of (a) any claim by Lessor under the Main Lease arising out of any action, omission or negligence or breach of any of the provisions of this Sublease by Subtenant, (b) any claim for injury to persons (including without limitation death) or property damage arising out of the (i) occupancy and use of the Premises by Subtenant and/or its officers, employees, contractors, agents, or invitees in the Premises, and/or (ii) the use by Subtenant of any other area of the Office Complex and/or Tenant's Premises, including those areas to which Subtenant has been provided access pursuant to the terms and conditions of
Section 39.A of this Sublease, by Subtenant and/or its officers, employees, contractors, agents, or invitees. Tenant shall indemnify Subtenant against, and hold Subtenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of (a) any claim by Lessor under the Main Lease arising out of any action, omission or negligence or breach of any of the provisions of this Sublease by Tenant, and
(b) any claim for injury to persons (including without limitation death) or property damage arising out of the negligence or willful misconduct of Tenant and/or its officers, employees, contractors, agents, or invitees.

     22. LANDLORD AND TENANT NOT LIABLE. Except to the extent caused by the negligence or willful misconduct of Tenant, in no event shall either Landlord or Tenant or any of their officers, employees, contractors, agents, or invitees be liable for any damage, loss, claim, liability, or expense sustained by Subtenant or any of its officers, employees, contractors, agents, or invitees (or anyone claiming through them or on their behalf) resulting directly or indirectly from
(a) any latent defect in the Premises or the Office Complex, or in any equipment, facilities, fixtures, or furniture located therein, or (b) any accident or other occurrence in or about the Premises or the Office Complex, or
(c) any negligent acts or omissions of any owner, tenant, or other occupant of the Office

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Complex (other than Landlord or Tenant with respect to their own activities on the Premises) or of any invitee or other person in the Office Complex. All property placed in the Premises by Subtenant or any of its officers, employees, contractors, agents, or invitees shall be so placed at the sole risk of such party, and neither Landlord nor Tenant shall have any liability whatsoever for any damage thereto.

     23. COVENANT OF QUIET ENJOYMENT. Tenant covenants that for so long as Subtenant makes timely payment of the Base Rent, and any other sums due under this Sublease and timely performs all of Subtenant's other obligations under this Sublease, Subtenant may peaceably and quietly have, hold, and enjoy the Premises throughout the term (until and unless terminated) of this Sublease, subject to the other provisions of this Sublease, and subject to the Main Lease and Main Sublease, provided, however, that Subtenant has no right, and by this Sublease is granted no right, to exercise any right to extend or renew the term or any right to expand the Premises which may be or have been granted by Lessor to Landlord under the Main Lease or by Landlord to Tenant under the Main Sublease.

     24. SURRENDER OF PREMISES. Unless otherwise instructed by Tenant at least thirty (30) days prior to the termination of the term hereof, Subtenant shall at its own expense and before the end of the term hereof (a) remove all fixtures, equipment, partitions, and other improvements to the Premises installed by Subtenant which can be removed without materially damaging the Premises, (b) remove all alterations and improvements to the Premises installed by Subtenant which were not consented to by Landlord, Tenant and/or Lessor (as the case may be) as required under this Sublease and the Main Lease and/or the Main Sublease,
(c) remove all alterations and improvements to the Premises as requested by Landlord, Tenant and/or Lessor (as the case may be) at the time that any plans for such work are approved by same installed by Subtenant, provided that such request shall not unreasonably be made, (d) repair all damage resulting from the initial installation or subsequent removal of the items specified in the three preceding clauses, and close all floor, ceiling, and roof openings, (e) restore any alterations or improvements to the Premises made by Tenant which were in existence on the Commencement Date to the condition in which such alterations or improvements existed on the Commencement Date, reasonable wear and tear and casualty excepted, and (f) restore and surrender the Premises to Tenant in as good condition and repair as the Premises were in at the Commencement Date, reasonable wear and tear and casualty excepted. All property of Subtenant remaining on the Premises after the termination of the term hereof shall be deemed to have been abandoned by Subtenant, provided, however, that if any such property so remains on the Premises and the removal of such property would impose an expense on either Landlord or Tenant, then, at their election, Landlord or Tenant shall be entitled, but not obligated, to remove such property on behalf of and for the account of Subtenant, in which case all expenses so incurred by Landlord and/or Tenant in connection therewith shall be paid by Subtenant to Landlord or Tenant (as the case may be), immediately upon Landlord or Tenant's demand therefor.

     25. HOLDING OVER BY SUBTENANT. If Subtenant (including without limitation any subtenant, successor, or assignee or Subtenant) holds over and remains in possession

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of the Premises or any part thereof beyond the termination of the term of this
Sublease, (a) unless and until Landlord and Subtenant have otherwise expressly agreed, such holding over shall under no circumstances be deemed to constitute a tenancy at will, a month-to-month tenancy, or any other form of tenancy, and, instead, such holding over shall be regarded as occurring over Tenant's objection, and Subtenant shall be (i) a trespasser without any right to occupy the Premises, (ii) a tenant at sufferance, or (iii) a holdover tenant, whichever is deemed by the law of the pertinent jurisdiction to hold the least rights to, or estate in, the Premises, (b) Subtenant shall pay to Tenant, as a charge for the occupancy of the Premises objected to by Tenant, an amount equal to (i) the combined total of the Base Rent, at the rates at which such payments were being made by Subtenant during the month immediately preceding the termination of the term of this Sublease, multiplied by (ii) two hundred percent (200%), and such payments shall be made on the same schedule and in accordance with the same procedures as were in effect concerning such payments prior to the commencement of such holding over, provided, however, that if Landlord and Subtenant have expressly agreed in writing in advance to such holding over, the charge for occupancy of the Premises during such holding over shall be the same as that for the period immediately proceeding such holding over or such amount as may be set forth in such written agreement, (c) in addition to and without limiting any other rights and remedies that Landlord may have on account of such holding over, Subtenant shall pay to Landlord and/or Tenant all direct damages, costs, and expenses incurred by Landlord and/or Tenant as a result of such holding over, including without limitation any costs and expenses that Lessor charges to Landlord on account thereof, and (d) indemnify Landlord and Tenant against, and hold Landlord and Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys' fees, arising out of such holding over.

     26. FIRE, CASUALTY, AND EMINENT DOMAIN. With respect to any damage or destruction by fire or other casualty, or any taking by eminent domain, the provisions of the Main Lease shall govern, and Landlord shall have the right, without Subtenant's consent, to make, in Landlord's sole discretion, whatever elections are provided to Landlord under the Main Lease. Notwithstanding the foregoing, if the Premises are partially or totally damaged by fire or other casualty, and to the extent that, pursuant to the terms of the Main Lease or Main Sublease, Tenant receives a corresponding abatement applicable to the Premises, Subtenant shall receive an abatement of Rent corresponding to the abatement received by Tenant under the Main Lease or Main Sublease and applicable to the Premises.

     27. FORCE MAJEURE. This Sublease and the obligation hereunder of Subtenant to pay Base Rent, and to perform under all other provisions of this Sublease shall in no way be affected, impaired, or excused because Tenant is unable to fulfill any of the obligations that, under this Sublease, are expressly or implicitly to be performed by Tenant unless Tenant is delayed or prevented from so doing by reason of accident, inclement weather, fire, flood, strike, other labor dispute, war, act of God, act of government, or any other cause beyond the control of Tenant (such events being collectively referred to herein as a "FORCE MAJEURE").

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     28.  SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and legal representatives, provided, however, that this provision shall not operate to permit any subleasing, assignment, mortgage, lien, charge, or other transfer or encumbrance that is contrary to the provisions of this Sublease.

     29. SUBTENANT TO ATTORN TO LESSOR. In the event that the Main Sublease is terminated for any reason other than the election by Tenant to terminate the Main Sublease pursuant to any right of election possessed by Tenant under the Main Sublease, then at Landlord's election Subtenant shall attorn to Landlord and this Sublease shall be deemed to be and shall become a direct lease between Landlord and Subtenant.

     30. TIME OF THE ESSENCE. Time is of the essence of each provision of this Sublease.

     31. INTERPRETATION OF INDEMNIFICATIONS. Except as otherwise expressly provided in this Sublease, any obligations of Subtenant to indemnify and hold harmless another party pursuant to the provisions of this Sublease, Main Sublease, and/or the Main Lease (insofar as this Sublease incorporates the Main Lease, and the Main Sublease) shall be deemed and interpreted to be obligations in favor of landlord, Tenant and Lessor and their respective successors and assigns.

     32. NOTICES. Unless otherwise expressly provided in this Sublease, any notice, demand, approval, or other communication required or permitted to be given hereunder shall be in writing and be deemed to have been sufficiently given for all purposes hereunder if hand delivered with written proof of delivery, mailed by U.S. Postal Service certified or registered mail with postage prepaid and return receipt requested, or sent via a reputable commercial overnight delivery service with shipment prepaid and written proof of delivery, and addressed to the parties at the addresses for each of them that are specified below, which addresses may be changed by the giving of notice as provided in this section:

          If to Tenant:       Rx Solutions, Inc.
                              13101 Telecom Drive
                              Tampa Telecom Park
                              Temple Terrace, FL 33637
                              Attn:  Ian Campbell, President

          If to Subtenant:    Clayton Services, Inc.
                              2 Corporate Drive
                              Shelton, CT 06484
                              Attention: General Council

          With simultaneous copy to:

                              Bell, Boyd & Lloyd LLC

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                              70 West Madison Street
                              Suite 3100
                              Chicago, Illinois 60602
                              Attn: Nicholas Fink

     33. WAIVERS. No waiver by any party of a breach of any provision of this Sublease, and no failure by any party to exercise any right or remedy relating to a breach of any provision of this Sublease, shall (a) constitute a waiver or relinquishment for the future of such provision, (b) constitute a waiver of or consent to any subsequent breach of such provision, or (c) bar any right or remedy of such party relating to any such subsequent breach. The exercise by any party of any right or election under this Sublease shall not preclude such party from exercising any other right or election that it may have under this Sublease.

     34. SUBLEASE TERMINOLOGY. Except as otherwise expressly provided in this Sublease, capitalized terms used but not defined herein shall have the meanings assigned to them in the Main Lease or Main Sublease. Wherever it is required by, or appears to be logically sensible in, the context of the language used in this Sublease, singular numbers and terms shall include the corresponding plural numbers and terms, masculine terms shall include the corresponding feminine and neuter terms, and the term "person" shall include "corporation", "company", "firm", "organization", "association", "entity", and analogous terms. Captions and headings in this Sublease are used for convenience of reference only, do not form a part of this Sublease, and shall not affect in any way the meaning or interpretation of this Sublease.

     35. INVALID PROVISIONS. If any provision of this Sublease, or the application of such provision to any party or circumstance, is found by a court of competent jurisdiction to be invalid or unenforceable, (a) the remainder of this Sublease shall not be affected and shall remain in full force and effect,
(b) such invalid provision or application shall be deemed to be stricken from this Sublease, and (c) the parties shall use good faith efforts to preserve the intent of this Sublease by substituting a reasonably comparable provision for the benefit of the party or parties that the invalid or unenforceable provision was intended to benefit.

     36. ENTIRE AGREEMENT. This Sublease constitutes the entire agreement between the parties as to the subject matter hereof and supersedes all prior agreements as to the subject matter hereof. No statement, representation, promise, or inducement as to the subject matter hereof which is not included in this Sublease shall be binding upon the parties. This Sublease may not be amended, revised, extended, or otherwise modified except by a written instrument signed by duly authorized representatives of Tenant and Subtenant.

     37. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of Florida, except for the portion of such laws having to do with conflicts of laws.

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     38.  LESSOR AND LANDLORD'S CONSENT AS CONDITION PRECEDENT. This Sublease,
and the rights and obligations of all parties hereto, are subject to the condition precedent that Lessor and Landlord consent in writing to this Sublease, which consent must be in form and substance satisfactory to Tenant in its sole discretion. Such consent by Lessor and Landlord shall be provided in a separate document.

     39.  MISCELLANEOUS.

          A. ACCESS BY SUBTENANT. Subject to the terms and conditions hereof and any rules or regulations which may be adopted by Lessor and/or Landlord from time to time, Subtenant shall have reasonable access (i) to the Premises on a 24-hour basis and (ii) to only those bathrooms, breakrooms and training rooms located within Landlord's Premises and specifically shown on the Plan attached hereto as EXHIBIT E. Such access by Subtenant shall not interfere in any respect with the Landlord or Tenant's use of such areas and, with respect to Subtenant's access to the training rooms, such access shall be subject to availability in Landlord's reasonable discretion and shall be coordinated in advance with Landlord's designated representative responsible for programming said training rooms. Subtenant's use of breakrooms (including breakroom facilities and equipment) shall be subject to and in strict accordance with all Housekeeping Rules imposed upon the use of said breakrooms from time to time.

          B. COMMON MEETING ROOMS. Subtenant shall be entitled to use the common meeting rooms, as shown on the plan attached as EXHIBIT E in accordance with the terms and provisions hereof. Subtenant's use of the common meeting rooms shall be subject to availability in Landlord's reasonable discretion, shall be coordinated in advance with Landlord's designated representative responsible for programming of said common meeting rooms. Tenant shall coordinate use of the common break/meeting room in a non-discriminatory manner between Subtenant and other tenants of the Office Complex.

          C. CARD ACCESS KEYS. Subtenant shall be responsible for reinstalling the building's card access system to the leased premises and for obtaining from the Landlord Card Access Keys for its employees, staff and personnel, subject to any applicable fees.

          D. COVENANT BY TENANT. Provided Subtenant shall timely pay all Rent when and as due under this Sublease, Tenant shall pay, when and as due, all base rent, additional rent and other charges payable by Tenant under the Main Sublease.

                             SIGNATURE PAGE FOLLOWS.

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     Witness the execution hereof under seal as of the date first written above.

RX SOLUTIONS, INC.                           CLAYTON SERVICES, INC.


By: /s/ Ian D. Campbell                      By: /s/ Frederick C. Herbst
    --------------------------------             ------------------------------
Name: IAN D. CAMPBELL                        Name: Frederick C. Herbst
      ------------------------------               ----------------------------
Title: Chief Executive Officer               Title: Chief Financial Officer
       -----------------------------                ---------------------------

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